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                                                                     EXHIBIT 5.1

                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, N.Y. 10036-8299


September 22, 1997


Henry Schein, Inc.
135 Duryea Road
Melville, New York 11747


Re: Registration Statement on Form S-4 covering a Maximum of 8,029,000 Shares of
    Common Stock


Ladies and Gentlemen:

We are delivering this opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Henry Schein, Inc. (the "Company") on September 22, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to up to 8,029,000 shares (the "Shares") of common stock, par value $.01, of the Company (the "Common Stock") to be issued in connection with the merger of Sullivan Dental Products, Inc. ("Sullivan") with and into a wholly-owned subsidiary of the Company ("Merger Sub") pursuant to the Agreement and Plan of Merger, dated August 3, 1997, among the Company, Sullivan and Merger Sub (the "Merger Agreement").

As counsel for the Company, we have reviewed the Amended and Restated Certificate of Incorporation of the Company, resolutions adopted by the Company's board of directors, the Registration Statement and such corporate records and documents as we have deemed relevant and necessary as the basis for this opinion, and have made such investigations of law as we deemed necessary in order to render the opinion hereinafter set forth.

Based upon the foregoing, it is our opinion that the Shares, upon their issuance and sale in accordance with the Merger Agreement, will be duly authorized and validly issued, fully paid and non-assessable.

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Henry Schein, Inc.
September 22, 1997
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the heading "Legal Matters" in the Joint Proxy Statement/ Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.



Very truly yours,


PROSKAUER ROSE LLP